UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2012

E & M GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-156352	88-0492246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2373 208th St., Unit F4 Torrance, California	90501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 995-5036

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director and Officers

On March 21, 2012, Ms. Misun Kim gave the Registrant notice of her resignation from her position as Director and Secretary of the Registrant, which resignation was accepted by the Registrant on March 21, 2012.  The resignation was not due to any disagreement with the Company on any matter relating to the Registrant’s operations or policies of practices.  A copy of Ms. Kim’s resignation letter is attached hereto as ex.99.1.

(c) Appointment of Officer

On March 21, 2012, the Registrant appointed its Treasurer and Director, Ms. Jisun Kim, to serve as Secretary of the Registrant.  As a result, Ms. Jisun Kim now serves as Secretary, Treasurer, and a Director of the Registrant.

Jisun Kim, has served as our Treasurer and a Director since Secember 18, 2009. From 2006 through present, Ms. Jisun Kim has been a Director of Hydroderm U.S.A. Between 2008 and 2009, Ms. Jisun Kim was a loan officer for CPS Mortgage Company and between 2005 and 2007 she was a loan officer for Compass Finance. From 2001 through 2004 Ms. Jisun Kim attended Santa Monica College where she received a degree in business administration.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit Number	Description
99.1	Resignation Letter from Ms. Misun Kim — Dated March 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

E & M GROUP, INC.

By: /S/ Jooin Kim
Jooin Kim, President

Date:  March 23, 2012